UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2006
CONNETICS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-27406	94-3173928

(State or Other	(Commission File No.)	(IRS Employer Identification No.)
Jurisdiction of
Incorporation)
3160 Porter Drive, Palo Alto, California 94304

(Address of principal executive offices, including zip code)
(650) 843-2800

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
     On August 22, 2005, Connetics Corporation (the “Company”) entered into a Consulting Agreement (the “Agreement”) with G. Kirk Raab, a member of the Company’s Board of Directors and a consultant to the Company. Under the terms of the Agreement, Mr. Raab was to receive an annual consulting fee of $300,000 in exchange for his consulting services. On March 16, 2006, the Company’s Board of Directors approved an increase to Mr. Raab’s annual consulting fee under the Agreement from $300,000 to $325,000, effective January 1, 2006. Except for the increase to the annual consulting fee, all other terms of the Agreement remain unchanged.
     The Agreement is attached as Exhibit 10.1 to Connetics’ Current Report on Form 8-K dated August 22, 2005, filed with the Securities and Exchange Commission on August 25, 2005, and is incorporated into this Item 1.01 by reference.
Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1*	Consulting Agreement dated August 22, 2005 between Connetics Corporation and G. Kirk Raab (incorporated by reference to Exhibit 10.1 to Connetics’ Current Report on Form 8-K dated August 22, 2005, and filed with the Securities and Exchange Commission on August 25, 2005 (Commission File No. 000-27406)).

*	Incorporated by this reference to the previous filing, as indicated.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNETICS CORPORATION
By:	/s/ Katrina J. Church
Katrina J. Church
Executive Vice President, Legal Affairs General Counsel and Secretary

Date: March 22, 2006

EXHIBIT INDEX

Exhibit
Number	Description

10.1*	Consulting Agreement dated August 22, 2005 between Connetics Corporation and G. Kirk Raab (incorporated by reference to Exhibit 10.1 to Connetics’ Current Report on Form 8-K dated August 22, 2005, and filed with the Securities and Exchange Commission on August 25, 2005 (Commission File No. 000-27406)).

*	Incorporated by this reference to the previous filing, as indicated.